                                                                    Exhibit 99.1

CONTACT:                                                   FOR IMMEDIATE RELEASE

Richard T. Browning
Chief Financial Officer
(203) 661-1926, ext. 6628

Jane F. Casey
Vice President
(203) 661-1926, ext. 6619


             BLYTH INDUSTRIES REPORTS FIRST QUARTER NET SALES UP 13%
                    EPS, AT $0.44, INCREASES 16% YEAR-TO-YEAR

GREENWICH, CT, May 25, 2000: Blyth Industries, Inc. (NYSE:BTH) reported today that first quarter Net Sales increased by 13% to $274,880,000 compared with $244,273,000 a year earlier. Operating Profit rose 15% to $37,533,000 when compared to $32,595,000 in the prior year period. Net Earnings for the quarter increased 13% to $21,021,000 from $18,537,000 a year earlier. Diluted Net Earnings Per Share for the first quarter were $0.44 per share, up 16% from $0.38 per share during the same period last year.

Commenting on the strong first quarter results, Robert B. Goergen, Chairman of the Board and CEO, said "We are pleased with the sales and earnings growth in the first quarter which is in line with our overall corporate goals, despite the adverse impact of deteriorating European currencies. Operating margins continued to improve, reflecting the growing percentage of PartyLite(R) and other premium brands in consolidated Net Sales, as well as cost improvements in distribution, and our continued ability to leverage administrative expenses."

Commenting on Blyth's decision during the first fiscal quarter to increase its share repurchase authorization and declare its first semiannual cash dividend, Mr. Goergen added, "We continue to believe the fundamentals of our business are solid and our long-term growth prospects are strong. Our ability to continue to generate substantial cash flow from operations reflects solid net earnings and effective working capital management. This allows us to invest in our growth, repay debt, repurchase shares and, now, pay a cash dividend, all important elements in delivering long-term returns to our shareholders."

Blyth Industries, Inc., headquartered in Greenwich, CT, designs, manufactures, markets and distributes an extensive line of candles and home fragrance products including scented candles, outdoor lighting products, potpourri and environmental fragrance products, and markets a broad range of related candle accessories and decorative seasonal products. Its products are sold in the United States under various brand names, including Colonial Candle of Cape Cod(R), PartyLite Gifts(R), Kate's Original Recipe(TM), Carolina Designs(R), Ambria(TM), Florasense(R), Jeanmarie(R) and FilterMate(R) and in Europe under Gies, Liljeholmens, and Colony. It is also a leading producer of portable heating fuel products sold under the Sterno(R) and Handy Fuel(R) brand names. Net Sales for the twelve months ended April 30, 2000 totaled $1,128,057,000.
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Blyth Industries, Inc. can be found on the Internet at www.blythindustries.com.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. Actual results could differ materially due to various factors, including the risk of maintaining the Company's growth rate, the Company's ability to respond to increased product demand, the risks associated with international sales and foreign products, dependence on key management personnel, competition in terms of price and new product introductions, and other factors described in this press release and in the Company's Annual Report on Form 10-K for the year ended January 31, 2000.

                             BLYTH INDUSTRIES, INC.
                       CONSOLIDATED STATEMENTS OF EARNINGS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
                                   (Unaudited)

                                                   Three Months      Three Months
                                                  Ended April 30,   Ended April 30,
                                                       2000             1999
                                                     ---------        ---------
Net sales                                            $ 274,880        $ 244,273
Cost of goods sold                                     111,560          103,793
                                                     ---------        ---------
    Gross profit                                       163,320          140,480
Selling and shipping                                   100,669           85,385
Administrative                                          24,070           21,864
Amortization of goodwill                                 1,048              636
                                                     ---------        ---------
                                                       125,787          107,885
                                                     ---------        ---------
    Operating profit                                    37,533           32,595
                                                     ---------        ---------
Other expense(income)
  Interest expense                                       4,153            1,884
  Interest income and other                               (579)            (120)
  Equity in earnings of investees                          851              413
                                                     ---------        ---------
                                                         4,425            2,177
                                                     ---------        ---------
    Earnings before income taxes
    and minority interest                               33,108           30,418
Income tax expense                                      12,439           11,683
                                                     ---------        ---------
    Earnings before minority interest                   20,669           18,735
Minority interest                                         (352)             198
                                                     ---------        ---------
    Net earnings                                     $  21,021        $  18,537
                                                     =========        =========

Basic:
    Net earnings per common share                    $    0.44        $    0.38
    Weighted average number of shares outstanding       47,982           48,941

Diluted:
    Net earnings per common share                    $    0.44        $    0.38
    Weighted average number of shares outstanding       48,265           49,262

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                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (Unaudited)

                                                      April 30, 2000  April 30, 1999
                                                         --------       --------
Assets
  Cash and Cash Equivalents                              $ 87,084       $ 18,650
  Accounts Receivable, Net                                 77,320         64,965
  Inventories                                             201,904        186,164
  Property, Plant & Equipment, Net                        272,355        235,295
  Other Assets                                            123,241         83,668
                                                         --------       --------
                                                         $761,904       $588,742
                                                         ========       ========

Liabilities and Stockholders' Equity
  Bank Debt                                              $ 49,875       $100,859
  Senior Notes                                             21,429         25,000
  Bond Debt                                               150,000             --
  Other Liabilities                                       150,431        136,134
  Stockholders' Equity                                    390,169        326,749
                                                         --------       --------
                                                         $761,904       $588,742
                                                         ========       ========

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